Exhibit 99.1

News Release

For information contact:
Lisa Schultz
Chief Communications and Human Capital Officer CNL Financial Group
(407) 650-1223

MACQUARIE CNL GLOBAL INCOME TRUST ACQUIRES FIRST OF TWO TEXAS

OFFICE PROPERTIES

— Company invests $18.75 million in first of two office

buildings under purchase agreement in Fort Worth’s AllianceTexas development —

(ORLANDO, Fla.) June 29, 2011 – Macquarie CNL Global Income Trust, Inc. has acquired the first of two fully leased office buildings in Fort Worth, Texas as part of a two building purchase agreement. The properties, which collectively have 283,000 square feet of leasable space, will combine for a total acquisition price of $49.75 million. The purchase of the second building is expected to close in the fourth quarter of 2011.

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The acquired building, Heritage Commons III, was built in 2006 and offers 119,000 rentable square feet of office space. The building is situated on 9 acres in Fort Worth’s AllianceTexas development, a 17,000-acre, master-planned community. Heritage Commons III is

Macquarie CNL Global Income Trust Acquires First of Two Texas Properties/page 2 currently 100 percent leased to DynCorp International, a government services contractor.

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Heritage Commons IV. While Macquarie CNL Global Income Trust expects to acquire Heritage Commons IV, there is no guarantee such an acquisition will occur.

The second building, Heritage Commons IV, is expected to close in the fourth quarter of 2011. The building was constructed in 2008 and is located on 10 acres in AllianceTexas. The 164,000 square feet of office space is 100 percent leased to Mercedes-Benz Financial Services.

“This transaction supports our vision to build a portfolio of properties that will provide stable income to our shareholders,” said Andy Hyltin, president of Macquarie CNL Global Income Trust. “These two office buildings have established tenants and are in a robust market that has seen one of the highest rates of population growth in the nation during the past decade.”

Located in north Fort Worth, AllianceTexas is home to more than 260 companies, 28,000 employees and 7,400 single-family homes. Dallas/Fort Worth is the fourth largest metro area in the country with a population of 6.45 million residents. According to the U.S. Census Bureau, the area had the second highest rate of population growth between 2000 and 2010. The Dallas/Fort Worth office market is the second largest office market in the U.S. and has positive absorption rates for Class A properties. The area is home to the headquarters of several Fortune 500 companies.

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About Macquarie CNL Global Income Trust

Macquarie CNL Global Income Trust, Inc. is a company whose goal is to provide investors with income. The company, which intends to qualify as a real estate investment trust (REIT), plans to build a portfolio of U.S. and international properties, with up to 60 percent of its assets located outside the United States. For more information, visit www.MacquarieCNLGlobalIncomeTrust.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $25 billion in assets. CNL is headquartered in Orlando, Florida.

About Macquarie Group Limited

Macquarie is a global provider of banking, financial, advisory, investment and funds management services with total assets under management of approximately US$320 billion (as of March 31, 2011). Macquarie’s real estate business has operations in North America, Australia, Europe, Asia, South Africa and the United Arab Emirates.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Macquarie CNL Global Income Trust, Inc.’s (herein referred to as the “Company”) future financial position, business strategy, projected levels of income and/or growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, the current unfavorable global economic environment, competition in the markets in which the Company engages in business, availability of proceeds from the Company’s stock offering, availability of transaction financing on satisfactory terms, changes in interest rates, the impact of current and future governmental regulations affecting the Company’s assets, changes in accounting rules, inaccuracies in accounting estimates, the ability to identify and close on suitable investments, the Company’s ability to locate suitable tenants for properties and borrowers for loans and their ability to make payments under their respective leases or loans, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage, the Company’s ability to manage growth, and its ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements.

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